Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-11
*CUSIP:    21988G825      Class  A-1
           21988GAK2      Class  A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 1, 2004.

INTEREST ACCOUNT
----------------

Balance as of July 1, 2003.....                                          $0.00
        Scheduled Income received on securities.....             $1,602,436.50
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,562,400.00
        Distribution to Class A-2 Holders.....                     -$40,036.50
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of January 1, 2004.....                                       $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of July 1, 2003.....                                          $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of January 1, 2004.....                                       $0.00


              UNDERLYING SECURITIES HELD AS OF   January 1, 2004

         Principal
           Amount                     Title of Security
           -------                    -----------------

        $39,060,000        Aon Capital A 8.205% Capital Securities
                           due January 1, 2027
                           *CUSIP:    037388AE5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.